UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Preliminary Proxy Statement – Revised
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Proxy Statement
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Definitive Additional Materials
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Soliciting Material Under §240.14a-12

Zivo Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This revised preliminary proxy statement (this “Proxy Statement”) of Zivo Bioscience, Inc. (“ZIVO” or the “Company”) amends, restates and supersedes the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 29, 2020 (the “original proxy statement”), which was filed in connection with the Company’s 2020 annual meeting of shareholders (the “Annual Meeting”).

This proxy statement is being filed: (1) to add a proposal to authorize a reverse stock split of the issued and outstanding shares of ZIVO common stock; (2) to add a proposal to authorize a decrease in the authorized shares of ZIVO common stock; (3) to change the date of the Annual Meeting from November 4, 2020 to November 11, 2020; and (4) to change the format of the Annual Meeting to a virtual-only format to be held at http://www.issuerdirect.com/virtualevent/zivo.

This Proxy Statement should be read in place of the original proxy statement, and amends, restates and supersedes the original proxy statement in all respects.

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

Zivo Bioscience, Inc.

To be held November 11, 2020

TO THE SHAREHOLDERS OF

Zivo Bioscience, Inc.:

We are pleased to invite you to attend our 2020 Annual Meeting of Shareholders to be held on Wednesday, November 11, 2020, at 10:00 a.m. EST. In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the Annual Meeting will be held in a virtual format only. The Board of Directors has fixed the close of business on September 18, 2020 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

The attached Proxy Statement describes the matters proposed by your Board of Directors to be considered and voted upon by our shareholders at our Annual Meeting. These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement and Proxy Card accompany this Notice. The Annual Meeting will be held for the following purposes:

1.
To elect five members of the board of directors, each to serve until the Annual Meeting of shareholders in 2021 and until his or her respective successor is elected and qualified;

2.
To approve (on an advisory basis) the compensation of our named executive officers;

3.
To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years;

4.
To approve an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-twenty five (1:25) to one-for-one-hundred twenty (1:120), with the effectiveness of such amendment to be determined by the Board of Directors prior to November 11, 2021;

5.
To approve an amendment to our Articles of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, a reduction in the total number of authorized shares of our common stock, with the specific number of authorized shares determined by a formula that is based on 1/10th of the ratio utilized for the reverse stock split; and

6.
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 18, 2020 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only holders of common stock of record at the close of business on September 18, 2020 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2020:

The Proxy Statement, the ZIVO Annual Report for the fiscal year ended December 31, 2019 and the Proxy Card are available at https://www.iproxydirect.com/index.php/ZIVO.

Zivo Bioscience, Inc.
2804 Orchard Lake Rd, Suite 202
Keego Harbor, MI 48320
(248) 452-9866

 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 11, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to you as a holder of outstanding shares of Zivo Bioscience, Inc. common stock, par value $.001 per share (“Common Stock”), in connection with the solicitation of proxies by the Board of Directors of the Company (“Board of Directors” or “Board”), for use at the Annual Meeting of Shareholders to be held virtually on November 11, 2020 at 10:00 a.m. EST. Accompanying this Proxy Statement is the proxy card which you may use to indicate your vote as to the proposals described in this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2019 also accompanies this Proxy Statement but does not constitute part of these proxy soliciting materials. We anticipate that this Proxy Statement and the accompanying proxy card will be mailed to our shareholders on or about                     , 2020.

In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the Annual Meeting will be held in a virtual format only, at https://www.issuerdirect.com/virtualevent/zivo. To participate in our Annual Meeting, including casting your vote during the meeting, access the meeting website at https://www.issuerdirect.com/virtual-event/zivo and entering in your shareholder information provided on your ballot or proxy information previously mailed to you. If you attend the Annual Meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the Annual Meeting. In the event that there are not sufficient stockholders present for a quorum or sufficient votes to approve a proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned from time to time in order to permit further solicitation of proxies by the Company.

Voting of Shares by Proxy

Shareholders may vote at the Annual Meeting by attending virtually or by proxy. Execution of a proxy will not in any way affect a shareholder’s right to attend and vote at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Annual Meeting or (3) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Annual Meeting. Any written notice of revocation or subsequent proxy should be sent to Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320, attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Record Date

The close of business on September 18, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of September 18, 2020, we had outstanding 406,914,909 of Common Stock. A shareholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from a nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors will be elected, and the frequency of our future “say-on-pay” votes will be determined, by a plurality of the votes cast by shareholders entitled to vote at the Annual Meeting. The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the votes cast at the Annual Meeting. The proposal to authorize the reverse stock split and the proposal to authorize a decrease in authorized shares each requires the affirmative vote of the outstanding shares of Common Stock.

An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of determining whether there is a quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to elect directors, the say-on-pay vote or the vote to determine the frequency of future say-on-pay votes and will have the same effect as votes “against” the proposal to approve and adopt the amendment to our Articles of Incorporation, as amended. Additionally, abstentions and broker “non-votes” will have the same effect as a vote “against” the proposal to authorize the reverse stock split and the proposal to authorize a decrease in authorized shares.

The persons named as the proxies, Philip M. Rice II and Andrew A. Dahl, were selected by the Board of Directors and are executive officers. All properly executed proxy cards returned in time to be counted at the Annual Meeting will be voted. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy card.

All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying notice of Annual Meeting of shareholders.

By order of the Board of Directors
Zivo Bioscience, Inc.

/s/ Philip M. Rice II
Philip M. Rice II

Chief Financial Officer
                           , 2020

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ZIVO HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THE DELIVERY OF THIS PROXY STATEMENT DOES NOT MEAN THAT INFORMATION CONTAINED IN THIS PROXY STATEMENT IS CORRECT AFTER THE DATE OF THIS PROXY STATEMENT. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

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QUESTIONS AND ANSWERS

Q:           What may I vote on?

A.
You may vote on the following proposals:

1.
ELECTION OF DIRECTORS

There are five nominees for election to the Company’s Board of Directors this year (each to serve until the annual meeting of shareholders in 2021 and until their respective successors are duly elected and qualified).

Your Board recommends a vote FOR each of the nominees.

2.
ADVISORY VOTE ON COMPENSATION

We are requesting that shareholders approve, on an advisory basis, the compensation of our named executive officers.

Your Board recommends a vote FOR the approval of the compensation of our named executive officers.

3.
FREQUENCY OF SAY-ON-PAY VOTES

We are requesting shareholders to determine whether future votes to approve, on an advisory basis, the compensation of our named executive officers will be held every one, two or three years.

Your Board recommends a vote for EVERY THREE YEARS.

4.
REVERSE STOCK SPLIT

We are requesting that shareholders approve an amendment to our Articles of Incorporation to effect a reverse stock split, or “Reverse Stock Split,” of our Common Stock at a ratio ranging from one-for-twenty five (1:25) to one-for-one-hundred twenty (1:120), with the exact ratio as may be determined at a later date by our Board of Directors, which may abandon the amendment in its discretion before November 11, 2021.

Your Board recommends a vote FOR the approval of the Reverse Stock Split.

5.
AUTHORIZED SHARE REDUCTION

We are requesting that shareholders approve an amendment to our Articles of Incorporation to effect, if and only if the Reverse Stock Split is both approved and implemented, a reduction in the total number of authorized shares of our Common Stock, or “Authorized Shares Reduction,” with the specific number of authorized shares determined by a formula that is based on 1/10th of the ratio utilized for the Reverse Stock Split.

Your Board recommends a vote FOR the approval of the Authorized Share Reduction.

Q           Who is entitled to vote?

A:
Shareholders of record as of the close of business September 18, 2020 are entitled to vote at the Annual Meeting.

Q           How do I vote?

A:
You may vote either at the Annual Meeting or by proxy. If you choose to vote by proxy, sign and date the proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as follows: (i) FOR each nominee, (ii) FOR the approval of the compensation of our named executive officers, (iii) for the approval of the compensation of our named executive officers to take place EVERY THREE YEARS, (iv) FOR the approval of the Reverse Stock Split, and (v) FOR the approval of the Authorized Shares Reduction.

Q:           How does discretionary authority apply?

A:
If you sign your proxy card, but do not make any selections, you give authority to Philip M. Rice II, Chief Financial Officer and Andrew A. Dahl, Chief Executive Officer, to vote in their discretion on each proposal and any other matter that may properly come before the Annual Meeting.

Q:           What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible).

You can accomplish this by contacting our transfer agent, Issuers Direct Corporation at (801) 272-9294.

Q:           How many shares can vote?

A:
As of the close of business on the record date, September 18, 2020, there were 406,914,909 shares of Common Stock issued and outstanding. Every holder of Common Stock as of the close of business on September 18, 2020, the record date, is entitled to one vote for each share held.

Q:           What is a “quorum?”

A:
The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, constitutes a “quorum” at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.

Q:           Who can attend the Annual Meeting?

A:
All shareholders that held shares of our Common Stock on September 18, 2020, the record date, are entitled to attend.

Q:           How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Philip M. Rice II, Chief Financial Officer and Andrew A. Dahl, Chief Executive Officer, to vote on such matters at their discretion.

Q:           Can a shareholder nominate someone to be a director of ZIVO?

A:
Our bylaws do provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”), nominations by shareholders may be made by notice in writing to the secretary of the corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the secretary of the corporation not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

The Board of Directors has a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in selecting individuals to be nominated for election to the Board of Directors, considers, among other things, the following qualifications in nominating an individual: diversity in background, age, experience, qualifications, attributes and skills, independence, integrity, business experience and acumen, education, accounting and financial expertise, reputation, civic and community relationships and industry knowledge and relationships. In nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s attendance, performance and length of service.

Q:           Who is soliciting proxies?

A:
The enclosed proxy is being solicited by the Board of Directors of ZIVO on behalf of ZIVO. The cost of the solicitation shall be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mail; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred in the performance of that task.

Q:           How can I access the Company’s proxy materials and annual report on Form 10-K?

A:
The “Investors” section of the Company’s website, http://www.zivobioscience.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 will be sent to any shareholder, without charge, upon written request sent to the Company, addressed to Philip M. Rice II, Chief Financial Officer, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320. Alternatively, the Company’s Annual Report on Form 10-K and the proxy statement may be accessed at: https://www.iproxydirect.com/index.php/zivo.

The references to the website addresses of the Company in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.

GENERAL INFORMATION

Zivo Bioscience, Inc., a Nevada corporation, is a health and wellness company engaged in the development of natural products derived from algae cultures for use as dietary supplements and food ingredients as well developing, manufacturing, marketing, and selling tests that the Company believes will allow people to optimize their health and identify future health risks. Our principal offices are located at 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320, and our telephone number is (248) 452-9866.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Introduction

Andrew A. Dahl (Chief Executive Officer), Christopher D. Maggiore, Nola E. Masterson, John B. Payne and Robert O. Rondeau Jr., each existing Directors, have been nominated to be elected as members of the Board of Directors at the Annual Meeting. Each of the nominees, if elected, will serve as a Director until the next annual meeting of shareholders in 2021 and until his or her successor has been elected and qualified. All directors are elected annually and serve a one-year term until the next annual meeting. Each of the nominees has consented to serve as a director if elected; however, if any nominee is unable or declines to serve, which we do not expect to happen, proxy holders may vote the proxies in accordance with their best judgment for another qualified nominee. If any of the nominees becomes unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute and proxies not withholding votes for the original nominee will be cast for the substitute. Proxies may not be voted for a greater number of persons to the Board of Directors than the number of nominees named herein.

Nominees

Andrew A. Dahl
Age: 66
Director since 2020

Mr. Dahl was appointed President / Chief Executive Officer on December 16, 2011. Mr. Dahl is managing member and principal consultant at Great Northern & Reserve Partners, a management consulting firm he founded in 2005 that provides marketing and business consulting services to biotech, biomedical and information technology companies. Previously, Mr. Dahl served as President of Dawber & Company, formerly one of the oldest and largest independent marketing & consulting firms in the Midwest, with an extensive Fortune 500 client roster that included GM, Ford, AT&T, Compuware and Xerox, among others. Mr. Dahl was employed by Dawber & Company for nearly 20 years until its partners dissolved the firm in 2005. He attended the College for Creative Studies and Wayne State University. Mr. Dahl holds three US patents for interactive multimedia and is a named inventor in nine recent biomedical patent applications. Mr. Dahl provides the Company with extensive expertise regarding our industry and our products.

Christopher D. Maggiore
Age: 54
Director since 2013

Mr. Maggiore was appointed in August, 2013 to serve as a director of the Company. Mr. Maggiore is a successful private investor and has been involved in real estate development, building and management of businesses for over 25 years. He currently owns and manages a portfolio of businesses and investments. Mr. Maggiore provides the Board of Directors with experiences as a successful entrepreneur and builder of business organizations.

Nola E. Masterson
Age: 73
Director since 2014

Ms. Masterson was appointed in September 2014 to serve as a director of the Company. She severs on the Compensation Committee as Chair. Since 1983, she has been the chief executive officer of Science Futures, Inc., an investment and advisory firm. Ms. Masterson is currently managing member and general partner of Science Futures LLC, I and II, which are venture capital funds invested in life science funds and companies. Ms Masterson is also the Lead Investor for Portfolia Femtech Funds since 2018. She serves on several start up boards, as Chair of Prime Genomics and as Chair of LactaLogics, Inc, and as board member of LynxBio and Microbide LTD. Ms. Masterson was a Venture Partner in TVM Capital, a large global venture firm. She was a member of the board of directors of Repros Therapeutics Inc. (sold to Allergan plc [NYSE: AGN] in January 2018) and served on the audit committee, nominating committee and the compensation committee at that company. She is an Adjunct Professor at the University of San Francisco. Ms. Masterson was a biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder and was the founding CEO of Sequenom, Inc., a genetic analysis company located in San Diego, California and Hamburg, Germany. Ms. Masterson is the Chair Emeritus of the California Life Science Association Institute, a 501(c)(3) organization, which promotes science education, workforce development and best practices as well as entrepreneurs in the bioeconomy. Ms. Masterson began her business career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management and as Vice President of the Biotechnology Division. She received her Master’s degree in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida. Ms. Masterson provides us with the benefit of her extensive experience as an entrepreneur and an analyst on Wall Street, as well as her 40 years of investment advisory expertise and experiences in the life sciences industry.

John B. Payne
Age: 72
Director since 2013

Mr. Payne was appointed to serve as a director of the Company in July, 2013. Mr. Payne is the President and CEO of Compassion-First Pet Hospitals and serves as the Chairman of the Board of Directors. He founded Compassion-First in 2014 and today, the family of specialty, general practice and emergency veterinary hospitals throughout the United States is dedicated to changing the veterinary landscape and elevating patient outcomes. With 44 hospitals across 14 states, Compassion-First has more than 3,000 employees and more than 230 board-certified specialists across a wide range of medical disciplines. Mr. Payne currently serves as the Chairman of the Board for American Humane and serves as the director of ZIVO. He is on the Board of Regents at Ross University School of Medicine and at Ross University School of Veterinary Medicine. Prior to creating Compassion-First Mr. Payne served as a member of the Global Leadership Team for Mars Pet Care. He also served as the President and CEO of Banfield Pet Hospitals and served as the President and General Manager of Bayer Healthcare’s North American Animal Health Division. Mr. Payne provides the Board of Directors with valuable insight and experience in the animal care and pharmaceutical fields.

Robert O. Rondeau, Jr.
Age: 55
Director since 2016

Mr. Rondeau is Managing Partner of RESON Development, LLC since 2018 and the chief executive officer of PRZ, LLC, a financing company focused on used car floor plan financing, retail financing and leasing, a position he has held since 2013. Mr. Rondeau is also the chief executive officer of Bran Financial, a credit card processing company, a position he has held since 2010. Prior to that, Mr. Rondeau was an executive director of Flagstar Bank, focusing on commercial, consumer and warehouse lending from 2004 through 2009. Mr. Rondeau received a Bachelor of Arts degree from Northwestern University and an Executive M.B.A. from Michigan State University. Mr. Rondeau’s extensive business and financial experience, as well as his background in executive management, led the Board of Directors to nominate Mr. Rondeau for re-election.

Votes Required to Elect Directors; Board Recommendation

Directors are elected by a plurality of the votes of the shares entitled to vote in the election and present, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ANDREW A. DAHL, CHRISTOPHER D. MAGGIORE, NOLA E. MASTERSON, JOHN B. PAYNE, AND ROBERT O. RONDEAU, JR. AS DIRECTORS OF THE COMPANY.

INFORMATION WITH RESPECT TO THE BOARD OF DIRECTORS

The following is a brief description of the structure and certain functions of our Board of Directors. Each of the current directors is serving until his or her respective successor is duly elected and qualified, subject to earlier resignation. The Board currently consists of five directors, one of whom is an employee director, each of whom has been nominated for election as a director at this Annual Meeting. The Board of Directors has determined that each director, other than Mr. Dahl and Mr. Rice, is independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each director was nominated based on his or her knowledge of the Company, his or her skills, expertise and willingness to serve as a director. The Board usually meets in scheduled meetings either in person or via conference telephone call. The Board of Directors held eight meetings during the fiscal year ended December 31, 2019. Each of the directors attended at least 75% of the scheduled meetings of the Board of Directors, and the Compensation Committee if such director served on the committee, during the period. Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. Each of the current directors attended the annual meeting of shareholders in 2019.

Structure and Operation of the Board

Mr. Payne acts as the Chairman of our Board of Directors and Mr. Dahl is our Chief Executive Officer. The Board has a standing compensation committee and a standing nominating and corporate governance committee. We do not have a standing audit committee. The full Board, however, performs all of the functions of a standing audit committee. The following is a brief description of these functions of the Board.

Compensation Committee

The Compensation Committee, which is currently comprised of Ms. Masterson, as Chair, and Mr. Rondeau, establishes the compensation for our President and Chief Executive Officer, including applicable bonus milestones and equity/option grants. The Compensation Committee also may be involved in or may approve, depending on the availability of the full board of directors, grants of awards to other employees, may determine the terms and conditions provided for in each option grant, and may, as requested by our President and Chief Executive Officer, review and recommend to the Board of Directors the amount of compensation to be paid to our officers. The Compensation Committee generally convenes on an as needed basis. The Compensation Committee met 12 times during 2019. The Board of Directors has determined that each member of the Compensation Committee is independent, as independence is defined under the rules of Nasdaq. The Compensation Committee does not have a formal charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Ms. Masterson, as Chair, and Mr. Rondeau. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board and assessing the effectiveness of the Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Nominating and Corporate Governance Committee. Information with respect to such candidates should be sent to Zivo Bioscience, Inc., 2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320, Attention: Secretary. The Nominating and Corporate Governance Committee considers the needs for the Board of Directors as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. For information concerning the procedures to be followed by security holders in nominating candidates, please refer to the information under the caption “Management – Procedures for Shareholders to Nominate Directors.” Each current director nominee was recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed in February 2020 and did not meet in 2019. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee does not have a formal charter.

Audit Committee Related Function

We do not have a standing audit committee, and thus we do not have an audit committee charter. The Board does not believe that the Company is in a position to attract non-management directors who could be made members of a separate audit committee. The Board of Directors reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures and such other matters as the Board deems appropriate. During fiscal year 2019, the Board met one time with respect to audit committee related matters. Because the Company’s Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange regarding audit committee related matters.

The Board currently consists of five Directors: Mr. Andrew A. Dahl, Mr. Christopher D. Maggiore, Ms. Nola E. Masterson, Mr. John B. Payne and Mr. Robert O. Rondeau, Jr. (Mr. Rice was a member of the Board until his resignation on March 3, 2020. Mr. Dahl was appointed to the Board on March 4, 2020.) The audit related functions of the Board include:

●
Selecting our independent auditors;

●
Reviewing the results and scope of the audit and other services provided by our independent auditors; and

●
Reviewing and evaluating our audit and control functions.

Report of Board on Audit Related Matters

In discharging its responsibility for oversight of the audit process, the Board of Directors obtained from the Company’s independent auditors, Wolinetz, Lafazan and Company, P.C., a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Board discussed with the auditors any relationships that might impact the auditors’ objectivity and independence. The Board is satisfied as to the auditors’ independence.

The Board of Directors of the Company reported the following:

1.
The Board has reviewed and discussed the audited financial statements as of, and for, the fiscal year ended December 31, 2019, with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for auditing those statements;

2.
The Board has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T and the Commission;

3.
The Board has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Board and has discussed with the independent auditors the independent auditor’s independence; and

4.
Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Board:

Andrew A. Dahl
Christopher D. Maggiore
Nola E. Masterson
John B. Payne
Robert O. Rondeau. Jr.

Audit Services and Fees

Wolinetz, Lafazan and Company, P.C., acting as our independent auditors, has reported on our December 31, 2019 financial statements in our 2019 Annual Report, which was filed with the SEC on Form 10-K on March 26, 2020, and has served as our independent auditors for 12 years. We have selected Wolinetz, Lafazan and Company, P.C. to serve as our independent auditors for the current fiscal year ending December 31, 2020. No representative of Wolinetz, Lafazan and Company, P.C. will be present at the Annual Meeting.

It is the Board’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent auditors. The Board does not delegate this responsibility to Company management.

Fees billed by Wolinetz, Lafazan and Company, P.C. for 2019 and 2018, all which were approved by the Board in accordance with its established policies and procedures, were as follows:

	2019	2018
Audit Fees	$87,000	$87,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$87,000	$87,000

The Company’s independent auditors do not generally provide tax compliance, tax advice and tax planning services to the Company.

Risk Oversight

The Board of Directors oversees the Company’s risk management primarily through the following:

●
review and approval of an annual business plan;

●
review of a summary of risks and opportunities at meetings of the Board of Directors;

●
review of business developments, business plan implementation and financial results;

●
oversight of internal controls over financial reporting; and

●
review of employee compensation and its relationship to our business plans.

Communication with Shareholders

We have established a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors of ZIVO can send an email to achunovich@zivobioscience.com or write or telephone Angela Chunovich at the Company’s corporate offices:

Angela Chunovich
Zivo Bioscience, Inc.
2804 Orchard Lake Rd, Suite 202
Keego Harbor, MI 48320
Telephone: (248) 452-9866

All such communication must state the type and amount of Company securities held by the shareholder and must clearly state that the communication is intended to be shared with the Board of Directors. Ms. Chunovich will forward all such communications to the members of the Board.

Code of Ethics

ZIVO has adopted a code of ethics that applies to the Principal Executive Officer and Principal Financial Officer, or those performing similar functions. A copy of the code of ethics is available on our website, www.zivo.com, under the “Investors – Corporate Governance” tab and will be sent to any shareholder, without charge, upon written request sent to the Company’s Chief Financial Officer, Philip M. Rice II, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors:

Name	Age	Positions	Since
Andrew A. Dahl	66	President / Chief Executive Officer / Director	2011/2020
Philip M. Rice II	65	Chief Financial Officer / Former Director	2011
Christopher D. Maggiore	54	Director	2013
Nola E. Masterson	73	Director	2014
John B. Payne	72	Director	2013
Robert O. Rondeau, Jr.	55	Director	2016

Philip M. Rice II

Mr. Rice was appointed Chief Financial Officer in November 2011. In January 2012, Mr. Rice was appointed to the Board of Directors and served until March 2020. Mr. Rice is a member of the Board of Directors of Coherix, Inc. In 2001, Mr. Rice founded Legacy Results, LLC (now Legacy Results Inc.), a management consulting firm providing a wide range of consulting services, including strategic planning, business plan development, turnaround management, financial management, and mergers and acquisitions, and has served as its Managing Partner since that date. From December, 2007 through March, 2008, Mr. Rice served as chairman of the board of IMX Solutions, Inc., a technology company providing secure internet transactions, including private data transactions. Mr. Rice practiced as a CPA and worked for Deloitte & Touche LLP for 13 years before founding Legacy Results.

Information with respect to Mr. Dahl, Mr. Maggiore, Ms. Masterson, Mr. Payne and Mr. Rondeau is contained herein under the caption “Proposal No. 1 – Election of Directors – Nominees.”

Each of the officers will serve as such until his respective successor is appointed and qualified, or until his earlier resignation or removal. All directors hold their positions for one year or until their successors are elected and qualified, subject to their earlier resignation or removal.

Family Relationships

There are no familial relationships between any of our officers and directors.

Audit Committee Financial Expert

We do not have an audit committee financial expert (as that term is defined in rules promulgated by the SEC), because we do not have an audit committee.

Procedures for Shareholders to Nominate Directors

Our bylaws provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States securities laws and the rules and regulations of the SEC, nominations by shareholders may be made by notice in writing to the secretary of the corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the secretary of the corporation not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, as well as persons beneficially owning more than 10% of the Company’s outstanding Common Stock, to file reports of ownership and changes in ownership with the SEC within specified time periods.

Based upon a review of Forms 3, 4 and 5 filed with the SEC with respect to the year ended December 31, 2019, we believe that none of our reporting persons have failed to file required reports and/or made late filings during the most recent year, except for the following: (1) Mr. Dahl filed a late Form 4 on April 8, 2020 to report the grant of common stock options on November 15, 2019 and December 6, 2019; (2) Mr. Rice filed a late Form 4 on April 8, 2020 to report 11 transactions representing the grants of common stock warrants and options from February 21, 2018 to March 4, 2020; (3) Mr. Maggiore filed late Form 4’s on January 3, 2019 to report 13 purchases from December 11, 2018 through December 31, 2018, on May 9, 2019 to report five purchases of common stock on April 26, 2019 through May 3, 2019, on July 26, 2019 to report four purchases of common stock from July 15, 2019 through July 19, 2019, on November 21, 2019 to report the purchases of common stock on November 15, 2019 and November 18, 2019, on December 9, 2019 to report 10 purchases of common stock from June 17, 2019 through December 5, 2019, on December 20, 2019 to report five purchases of common stock on December 6, 2019 through December 16, 2019, on January 7, 2020 to report five purchases of common stock on December 19, 2019 through December 30, 2020, and on April 8, 2020 to report the grants of common stock warrants on September 25, 2019 and September 26, 2019; (4) Ms. Masterson filed a late Form 4 on April 24, 2020 to report five transactions representing the grants of common stock warrants on September 10, 2015 through September 26, 2019, and two transactions representing the exercise of common stock warrants and acquisition of common stock on April 15, 2020; (5) Mr. Payne filed a late Form 4 on April 8, 2020 to report five transactions representing the grants of common stock warrants on September 10, 2015 through September 26, 2019; and (6) Mr. Rondeau filed a late Form 4 on April 8, 2020 to report four transactions representing grants of common stock warrants on September 10, 2016 through September 26, 2019.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to our Chief Executive Officer and Chief Financial Officer (referred to herein as our “named executive officers”) during or with respect to fiscal 2019 and 2018 for services rendered to us in all capacities.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andrew A. Dahl	2019	324,167	2,635,967(2)	-	2,960,134
Chief Executive Officer and Director	2018	240,000	-	-	240,000

Philip M. Rice II	2019	238,000	55,798(3)	10,0000(4)	303,798
Chief Financial Officer	2018	204,000	100,263(5)	10,0000(4)	314,263

(1)
The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and does not correspond to the actual amount that will be realized upon exercise by the named executive officers. Valuation assumptions used in determining the grant date fair value of 2019 awards are included in Note 3 of the Company’s Financial Statements included with its Annual Report on Form 10-K filed with the SEC on March 26, 2020.

(2)
Represents the fair value of an award of compensatory options, pursuant to which Mr. Dahl received the right to purchase 29,000,000 shares of common stock at an exercise price between $.10 and $.14 with a term of ten years for his role as CEO.

(3)
(a) $38,523 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 500,000 shares of common stock at an exercise price of $.08 with a term of five years for his role as Director; (b) $17,275 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 200,000 shares of common stock at an average exercise price of $.10 with a term of five years, in his position as Chief Financial Officer.

(4)
Represents fees paid to Mr. Rice for his role as a Director of the Company.

(5)
(a) $76,814 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 500,000 shares of common stock at an exercise price of $.14 with a term of five years for his role as Director; (b) $23,449 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 200,000 shares of common stock at an average exercise price of $.12 with a term of five years, in his position as Chief Financial Officer.

Executive Compensation Programs

In 2019, the Compensation Committee reviewed financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The Compensation Committee also reviewed management’s recommendations for compensation levels of all of the Company’s senior executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long term incentives. The Company’s compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s strategic plan. The Compensation Committee also generally evaluates management’s compensation in light of other specific risk parameters. Based on this assessment, the Compensation Committee believes that the Company has a balanced pay and performance program that does not promote excessive risk taking.

The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company’s compensation programs consist primarily of base salary and bonus.

Base Salary. Base salaries for executive officers are determined in the same manner as those other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual’s position in relation to similar positions in other nutraceutical companies of similar size. Individual salaries were determined this year by considering respective levels of responsibility, position and industry information.

Bonuses. Mr. Dahl is entitled to a Revenue Bonus (as defined in the Dahl Agreement, as defined below) equal to 2% of the Company’s revenue contribution in accordance with a formula as detailed in the Dahl Agreement. No Revenue Bonus is payable in any year where there is an Operating Net Loss (as defined in the Agreement). For the 2020 fiscal year (January 1, 2020 to December 31, 2020) (“Dahl Year One”), the Company shall pay Mr. Dahl a bonus equal to 50% of the Dahl Base Salary (as defined below) if the Company achieves revenues for Dahl Year One which are (w) at least $500,000; and (x) greater than that for the 12-month period immediately preceding Dahl Year One. In addition, for 2021 fiscal year (January 1, 2021 through December 31, 2021) (“Dahl Year Two”), the Company shall pay Mr. Dahl a bonus equal to 50% of the Dahl Base Salary if the Company achieves revenues for Dahl Year Two which are (y) at least $500,000; and (z) greater than that for Dahl Year One.

Mr. Rice has no bonus plan; any bonuses awarded are at the discretion of the Board of Directors. The Chief Financial Officer may receive equity-based compensation which compensates him in the form of an equity bonus.

No bonuses were paid in fiscal 2019 or 2018.

Incentive Compensation Plan. In November 2019, the Company adopted the 2019 Omnibus Long-Term Incentive Plan (the “2019 Incentive Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to improve the business results and earnings of the Company by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2019 Incentive Plan will be administered by the compensation committee of the Board who will, amongst other duties, have full power and authority to take all actions and to make all determinations required or provided for under the 2019 Incentive Plan. Pursuant to the 2019 Incentive Plan, the Company may grant options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights. The 2019 Incentive Plan has a duration of ten years. Subject to adjustment as described in the 2019 Incentive Plan, the aggregate number of common shares available for issuance under the 2019 Incentive Plan is 102,000,000 shares. The exercise price of each share subject to an Option (as defined in the 2019 Incentive Plan) shall be at least the Fair Market Value (as defined in the 2019 Incentive Plan) (except in the case of a more than 10% shareholder of the Company, in which case the price should not be less than 110% of the Fair Market Value) on the date of the grant of a Share and shall have a term of no more than ten years.

Say-On-Pay. We last conducted a say-on-pay vote at the 2017 Annual Meeting of Shareholders. The next say-on-pay vote is taking place at this 2020 Annual Meeting of Shareholders.

Employment Agreements

We currently have compensation agreements with our President / Chief Executive Officer and with our Chief Financial Officer.

Mr. Dahl’s Employment Agreement:

The Company’s Chief Executive Officer, Andrew Dahl, is serving under the terms of an employment agreement dated November 29, 2019 (“Dahl Agreement”) that superseded and replaced all prior employment arrangements. Under the terms of the Dahl Agreement, Mr. Dahl will serve as chief executive officer of the Company for three years, with successive automatic renewals for one year terms, unless either party terminates the Dahl Agreement on at least 60 days’ notice prior to the expiration of the then current term of Mr. Dahl’s employment. Mr. Dahl will receive an annual base salary, commencing on June 1, 2019, of $440,000 (“Base Salary”), of which $7,500 per month will be deferred until either of the following events occur: (i) within five (5) years after the effective date, the Company enters into a term sheet to receive at least $25,000,000 in equity or other form of investment or debt on terms satisfactory to the board of directors of the Company including funding at closing on such terms of at least $10 million; or (ii) within 12 months after the effective date that the Company receives revenue of at least $10 million. The Dahl Base Salary shall be subject to annual review and increase (but not decrease) by the Board during the employment term with minimum annual increases of 4% over the previous year’s Dahl Base Salary.

Mr. Dahl is entitled to a Revenue Bonus under the Dahl Agreement (see “—Bonuses” above).

Mr. Dahl was awarded a non-qualified option to purchase 28 million shares of the Company’s common stock at a price of $0.10 per share upon signing the Dahl Agreement. Mr. Dahl will be entitled to non-qualified performance-based options having an exercise price equal to the greater of $.10 per share and the Fair Market Value (as defined in the 2019 Incentive Plan), upon the attainment of specified milestones as follows: (i) non-qualified option to purchase 1,000,000 common shares upon identification of bioactive agents in the Company product and filing of a patent with respect thereto; (ii) non-qualified option to purchase 1,500,000 common shares upon entering into a contract under which the Company receives at least $500,000 in cash payments; (iii) non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement with a research company to develop medicinal or pharmaceutical applications (where the partner provides at least $2,000,000 in cash or in-kind outlays); (iv) non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement for nutraceutical or dietary supplement applications (where the partner provides at least $2,000,000 in cash or in-kind outlays); and (v) non-qualified option to purchase 1,500,000 common shares upon the Company entering into a pharmaceutical development agreement. Note that item (i) was achieved in 2019 and the Company awarded a non-qualified option to purchase 1,000,000 common shares of the Company’s common stock at a price of $0.14 per share.

As it relates to the Company’s wholly-owned subsidiary, Wellmetrix, LLC (“Wellmetrix”), if and when at least $2 million in equity capital is raised from a third party and invested in Wellmetrix in an arms-length transaction, Mr. Dahl shall be granted a warrant to purchase an equity interest in Wellmetrix that is equal to the equity interest in Wellmetrix owned by the Company at the time of the first tranche of any such capital raise (the “Wellmetrix Warrant”). The Wellmetrix Warrant shall be fully vested as of the date it is granted and shall expire on the 10th anniversary of the grant date. Once granted, the Wellmetrix Warrant may be exercised from time to time in whole or in part, with Mr. Dahl retaining any unexercised portion. The exercise price for the Wellmetrix Warrant shall be equal to the fair market value of the interest in Wellmetrix implied by the pricing of the first tranche of any such capital raise.

The Dahl Agreement provides that if a Change of Control (as defined in the Dahl Agreement) occurs and Mr. Dahl is not offered substantially equivalent employment with the successor corporation or Mr. Dahl’s employment is terminated without Cause (as defined in the Dahl Agreement) during the three month period prior to the Change of Control or the 24-month period following the Change of Control, 100% of Mr. Dahl’s unvested options will be fully vested. The Dahl Agreement also provides for severance payments of, amongst other things, 300% of the Dahl Base Salary and 2x the amount of the Revenue Bonus in such event.

Mr. Rice’s Employment Arrangement:

On March 4, 2020, the Company entered into an employment letter with Philip Rice, Chief Financial Officer of the Company (“Rice Agreement”) that replaced and superseded all prior employment arrangements. Under the terms of the Rice Agreement, Mr. Rice will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Rice Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Rice Agreement. Mr. Rice will receive an annual base salary, commencing on January 1, 2020, of $280,000 (“Rice Base Salary”). The Rice Base Salary shall increase to $300,000, when the following event occurs: within one (1) year after the effective date, the Company enters into a term sheet and receives the related financing to receive at least $15,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company. On the date the Rice Agreement was executed, Mr. Rice received a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at a price of $0.15 per and a $25,000 retention bonus.

Mr. Rice shall also receive $50,000 and a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at a price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Incentive Plan),10 year term, upon the closing, prior to December 31, 2020, of Third Party Financing which raises at least $15,000,000, as long as Mr. Rice was employed at the time of closing or was employed within one year prior to the closing. If, upon the closing prior to December 31, 2021 of Third Party Financing which raises at least $10,000,000 for the Company, Mr. Rice shall receive an additional bonus of $50,000, as long as Mr. Rice was employed at the time of closing or if employed within one year prior to the closing.

The Rice Agreement provides that if a Change of Control (as defined in the Rice Agreement) occurs and Mr. Rice is not offered substantially equivalent employment with the successor corporation or Mr. Rice’s employment is terminated without Cause (as defined in the Rice Agreement) during the three month period prior to the Change of Control or the 24-month period following the Change of Control, 100% of Mr. Rice’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. The Rice Agreement also provides for severance payments of, amongst other things, a lump sum payment of 300% of the Rice Base Salary and payment of 24 months of the Rice Base Salary in such event.

Mr. Rice will receive the following severance benefits following a termination of employment: a continuation of the Rice Base Salary for one year and a fully-vested, nonqualified stock option to purchase 1,000,000 shares of the Company’s common stock at a price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Incentive Plan), 10 year term.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2019.

Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (2)	Option Exercise Price ($)	Option Expiration Date
Andrew A. Dahl	11/15/2019	28,000,000		0.10	11/15/2029
	12/6/2019	1,000,000		0.14	12/6/2029
	11/8/2017	10,000,000		0.08	11/8/2022
	8/14/2012		6,000,000(2)	0.25	8/14/2022
Philip M. Rice II	10/28/2019	50,000		0.08	10/28/2024
	9/26/2019	500,000		0.08	9/26/2024
	8/7/2019	50,000		0.10	8/7/2024
	5/13/2019	50,000		0.10	5/13/2024
	2/13/2019	50,000		0.10	2/13/2024
	11/14/2018	50,000		0.14	11/14/2023
	9/28/2018	500,000		0.14	9/28/2023
	8/14/2018	50,000		0.12	8/14/2023
	4/23/2018	50,000		0.10	4/23/2023
	2/21/2018	50,000		0.10	2/21/2023
	11/8/2017	6,000,000		0.08	11/8/2022
	10/19/2017	50,000		0.09	10/19/2022
	9/11/2017	500,000		0.07	9/11/2022
	8/11/2017	50,000		0.06	8/11/2022
	5/12/2017	50,000		0.09	5/12/2022
	3/31/2017	50,000		0.08	3/21/2022
	11/14/2016	50,000		0.05	11/14/2021
	9/10/2016	250,000		0.07	9/10/2021
	8/12/2016	50,000		0.08	8/12/2021
	5/13/2016	50,000		0.08	5/13/2021
	3/29/2016	50,000		0.08	3/29/2021
	11/13/2015	50,000		0.08	11/13/2020
	9/10/2015	250,000		0.10	9/10/2020
	8/13/2015	50,000		0.11	8/13/2020
	5/13/2015	50,000		0.08	5/13/2020
	4/6/2015	50,000		0.09	4/6/2020

(1)
All options granted are immediately vested.

(2)
Represents compensatory warrants granted pursuant to the terms of the Dahl Agreement, which shall become exercisable upon the occurrence of a specific event. See ”—Mr. Dahl’s Employment Agreement” for a description of these warrants.

2019 Compensation of Directors

Our directors received warrants to purchase our common stock and cash in exchange for board service during 2019 and 2018. Information relating to the specific fees that Mr. Rice received in connection with his role as Director in 2019 is included in our Summary Compensation Table. Otherwise, our directors do not receive any additional compensation for serving on our board, and members of the compensation committee do not receive a separate fee for serving on the committee. Mr. Maggiore, at his request, receives no cash compensation for serving as a member of the Board of Directors.

The following table summarizes the compensation paid to our other Directors in 2019:

Name	Fees Earned or Paid in Cash	Option Awards ($) (1) (2)	Total ($)
Nola E. Masterson	$10,000	$58,154	$68,154
Christopher D. Maggiore	-0-	58,154	58,154
John B. Payne	10,000	58,154	68,154
Robert O. Rondeau, Jr.	10,000	58,154	68,154

(1)
The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named Directors. Valuation assumptions used in determining the grant date fair value of 2019 awards are included in Note 3 of the Company’s Financial Statements included with its Form 10-K filed with the SEC on March 26, 2020.

(2)
Represents a warrant to purchase 500,000 shares of common stock at an exercise price of $.08 with a term of five years. As of December 31, 2019, each of the following non-employee directors had shares underlying outstanding warrants as follows: Ms. Masterson, 2,000,000; Mr. Maggiore, 2,000,000; Mr. Payne, 2,000,000; and Mr. Rondeau, 1,875,000.

On March 3, 2020, Mr. Rice resigned from the Board of Directors. On March 4, 2020, the Board of Directors appointed Mr. Dahl to the Board of Directors. In 2020, Messrs. Payne, Rondeau and Ms. Masterson will receive $10,000 for each annual term served, paid in quarterly installments, and each outside director (including Mr. Maggiore) will receive a warrant to purchase 500,000 shares of common stock at an exercise price at current market with a term of five years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding each person who is known to us to beneficially own more than 5% of our issued and outstanding shares of Common Stock, and the number of shares of our Common Stock beneficially owned by each of our directors and named executive officers, and all officers and directors as a group. All percentages are based on 406,914,909 shares of Common Stock issued and outstanding as of September 18, 2020, and where applicable, beneficial ownership includes shares which the beneficial owner has the right to acquire within 60 days.

Security Ownership of Certain Beneficial Owners:

Name and Address	Number of Shares Beneficially Owned (1)	% of Class
HEP Investments 2804 Orchard Lake Rd. Suite 205 Keego Harbor, MI 48302	223,247,458(2)	42.4%

Strome et. al. 1688 Meridian Ave, Suite 727 Miami Beach, FL 33139	93,422,753(3)	19.2%

Christopher D. Maggiore 4788 Nobles Pond Dr. NW Canton, OH 44718	57,160,989(4) (5) (6)	13.8%

Security Ownership of Management:

Name and Address	Number of Shares Beneficially Owned (1)	% of Class
Mr. Christopher D. Maggiore	57,160,989(4) (5) (6)	13.8%
Mr. Andrew A. Dahl	35,685,925(7)	8.0%
Mr. Philip M. Rice II	10,572,455(8)	2.5%
Mr. Robert O. Rondeau, Jr.	1,875,000(9)	*
Mr. John B. Payne	1,772,455(10)	*
Nola E. Masterson	1,609,849(11)	*
All Directors and Officers as a Group (6 persons)	108,926,673(12)	23.3%
* Less than 1%

(1)
“Beneficially” owned shares, as defined by the SEC, are those shares as to which a person has voting or investment power, or both, and which the beneficial owner has the right to acquire within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. “Beneficial” ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

(2)
Pursuant to a Schedule 13D filed with the SEC on March 5, 2020 by HEP Investments LLC and Laith Yaldoo, the manager and controlling member of HEP Investments LLC (“HEP et. al.”), HEP et. al. has sole power to vote 104,147,636 shares, sole power to dispose 104,147,636 shares, shared power to vote 119,099,822 shares and shared power to dispose 119,099,822 shares. Amount includes 59,353,821 shares of Common Stock issuable upon conversion of certain promissory notes, including accrued interest as of September 18, 2020 and 59,746,001 shares of Common Stock issuable upon the exercise of certain warrants.

(3)
Pursuant to a Schedule 13D/A filed by Strome Mezzanine Fund, L.P., Strome Alpha Fund, L.P., Strome Investment Management, L.P., Strome Group, Inc. and Mark E. Strome (“Strome et. al.”) with the SEC on February 25, 2020, Strome et. al. has sole power to vote 13,088,129 shares, sole power to dispose 13,088,129 shares, shared power to vote 80,334,624 shares and shared power to dispose 80,334,624 shares. Amount includes 28,584,624 shares of Common Stock issuable upon conversion of certain promissory notes, including accrued interest as of September 18, 2020 and 51,750,000 shares of Common Stock issuable upon the exercise of certain warrants.

(4)
Pursuant to a Schedule 13G/A filed with the SEC on February 19, 2020, Christopher D. Maggiore has sole power to vote 40,904,577 shares, sole power to dispose 40,904,577 shares, shared power to vote 7,882,740 shares and shared power to dispose 7,882,740 shares.

(5)
Includes warrants to purchase 8,373,672 shares of Common Stock.

(6)
Includes 7,882,740 beneficial shares held in the estate of the Robert S. McLain Estate of which Mr. Maggiore is the controlling trustee.

(7)
Includes options and warrants to purchase 35,000,000 shares of Common Stock.

(8)
Includes warrants to purchase 10,550,000 shares of Common Stock.

(9)
Includes warrants to purchase 1,750,000 shares of Common Stock.

(10)
Includes warrants to purchase 1,750,000 shares of Common Stock.

(11)
Includes warrants to purchase 1,250,000 shares of Common Stock.

(12)
Includes options and warrants to purchase a total of 58,923,672 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In general, it is our unwritten policy to submit all proposed related party transactions (those that may require disclosure under Regulation S-K, Item 404) to the Board of Directors for approval. The Board of Directors only approves those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If a director has any interest in a related party transaction presented to the Board of Directors for approval, such director will abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve any salaried employees generally are not covered by our approval policy. Our policy also requires that all related party transactions be disclosed in our filings with the SEC to the extent required by the SEC’s rules.

Our former Executive Director of Asia Operations, Wendy Chiao, is the spouse of our Chief Financial Officer. Ms. Chiao was contracted on a month to month basis and was paid $99,000 in 2019 and paid $99,000 in 2018. In 2018, Ms. Chiao was issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $.11 with a term of five years. Her contract was terminated in November 2019.

PROPOSAL NO. 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board of Directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

Our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Company and business objectives and to conserve our scarce cash resources.

Please read the “Executive Compensation - Summary Compensation Table”, beginning on page 11, for additional details about our named executive officer compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this proxy statement. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote be held on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our Board has determined that an advisory vote on named executive officer compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on named executive officer compensation. Our Board believes that compensation is best analyzed in a longer term context.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

This vote is advisory and not binding on the Board or the Company in any way, and therefore the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on named executive officer compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends a vote for the option of EVERY THREE YEARS as the frequency with which shareholders are provided an advisory vote on the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on named executive officer compensation that has been selected by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL NO. 4 — REVERSE STOCK SPLIT

We are seeking shareholder approval for a proposal to adopt an amendment to our Articles of Incorporation to permit us to effect a reverse stock split of our issued and outstanding common stock by a ratio that will be determined by the Board and that will be within a range of 1-for-50 and 1-for-120, if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that the reverse stock split is in the best interests of the Company and its shareholders.

The form of the amendment to our Articles of Incorporation to effect the reverse stock split is set forth on Appendix A (the “Certificate of Amendment”). Approval of the proposal would permit (but not require) the Board to effect the reverse stock split by a ratio of not less than 1-for-50 and not more than 1-for-120, with the exact ratio to be determined by the Board in its sole discretion, no later than the first anniversary of the Annual Meeting. The Board believes that shareholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its shareholders.

The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining shareholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide. The Board has recommended that the proposed Certificate of Amendment to effect the reverse stock split be presented to the Company’s shareholders for approval.

Reasons for the Reverse Stock Split

We are submitting this proposal to our shareholders to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the reverse stock split is in our shareholders’ best interests.

Determination of the Reverse Stock Split Ratio

In determining the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its shareholders, (ii) market conditions and the existing and expected market price of the Company’s Common Stock at such time, (iii) the number of shares that will be outstanding after the reverse stock split, (iv) the shareholders’ equity at such time and (v) the trading volume of the Company’s Common Stock at such time.

Impact of the Reverse Stock Split, if Implemented

The Company’s Articles of Incorporation currently authorizes the issuance of 1,200,000,000 shares of Common Stock, par value $0.001 per share. On September 18, 2020, the Company had 406,914,909 shares of Common Stock issued and outstanding and 184,697,006 shares of Common Stock reserved pursuant to outstanding warrants,37,500,000 shares of Common Stock issuable upon exercise of outstanding options, and 64,500,000 shares reserved for future issuance under the Company’s equity incentive plans.

If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each shareholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares as described below or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any shareholder’s percentage ownership or proportionate voting power.

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible ratios, based on share information as of September 18, 2020:

	Pre-Reverse Split	1-for-25	1-for-50	1-for-75	1-for-100	1-for-120
Number of outstanding shares of Common Stock	406,914,909	16,276,596	8,138,298	5,425,532	4,069,149	3,390,957

Number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants	222,197,006	8,887,880	4,443,940	2,962,627	2,221,970	1,851,642

Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s equity incentive plans	37,500,000	1,500,000	750,000	500,000	375,000	312,500

Certain Risk Factors Associated with the Reverse Stock Split

A reverse stock split may negatively impact the market for our Common Stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares). Any shareholder who owns fewer than 5,000 to 12,000 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Shareholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some shareholders may cease being shareholders of the Company following the reverse stock split. Any shareholder who owns fewer than 50 to 120 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such shareholder will receive cash equal to the market value of such fractional share and cease being a shareholder of the Company, as further described below under “–Procedure for Effecting the Reverse Stock Split–Treatment of Fractional Shares”.

A reverse stock split would increase our number of authorized but unissued shares of stock, which could negatively impact a potential investor if they purchased our Common Stock.

Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split, will increase the Board’s ability to issue authorized and unissued shares without further shareholder action. Without taking into account the impact of the proposed reverse stock split, the Company already has a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing shareholders and may cause a decline in the trading price of our Common Stock. With respect to authorized but unissued and unreserved shares, we could use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We could also use the shares that are available for future issuance in dilutive equity financing transactions. We plan to seek additional financing throughout fiscal 2021. Other than the foregoing, we have no existing plans to issue any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.

Vote Required

The affirmative vote of holders of a majority of shares entitled to vote at the Annual Meeting is required for the approval of the Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a shareholder of record would otherwise be entitled as a result of the Reverse Stock Split, ZIVO will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a shareholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive payment as described above.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s shareholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each shareholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion addresses the U.S. federal income tax consequences only to a shareholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those shareholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as, without limitation, shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Shareholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “—Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A shareholder who receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the shareholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a shareholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so shareholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 4.

PROPOSAL NO. 5 — AUTHORIZED SHARE REDUCTION

Our Board of Directors has adopted and is recommending that our shareholders approve an amendment to our Articles of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a Reverse Stock Split. The text of the proposed Certificate of Amendment to our Articles of Incorporation, which we refer to as the Certificate of Amendment, is attached as Appendix A.

The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the shareholders and implementation of the Reverse Stock Split. Accordingly, if we do not receive the required shareholder approval for the Reverse Stock Split, or it is not otherwise implemented on or prior to November 11, 2021, we will not implement the Authorized Shares Reduction. The Reverse Stock Split is not conditioned in any way upon the approval by the shareholders of the Authorized Shares Reduction. If we receive the required shareholder approval for the Reverse Stock Split but do not receive the required shareholder approval for the Authorized Shares Reduction, our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

If Proposals 4 and 5 are approved by our shareholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth below under “—Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction.” The reduction in the authorized number of shares of common stock will not be directly proportionate to the Reverse Stock Split ratio, so the practical effect of any Reverse Stock Split and the corresponding Authorized Shares Reduction would be to proportionately increase the number of authorized shares of our common stock available for issuance.

Our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock following the implementation of a Reverse Stock Split to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy, including to have sufficient authorized capital available to accommodate any share reserves under our long-term incentive plans. At the same time, the corresponding Authorized Shares Reduction was designed so that we do not have what some shareholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if the Reverse Stock Split is approved but the Authorized Shares Reduction is not approved, the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented; accordingly, our Board of Directors believes that the Authorized Shares Reduction is in the best interests of ZIVO and our shareholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting effective proportional increase in the number of authorized shares of our common stock available for issuance, could, under certain circumstances, have anti-takeover implications. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), shareholders should be aware that if the Reverse Stock Split is approved but the Authorized Shares Reduction is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.

Effects of Authorized Shares Reduction

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced from 1,200,000,000 to a range from 120,000,000 to 240,000,000, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented. The Authorized Shares Reduction would not have any effect on the rights of existing shareholders, and the par value of the common stock would remain unchanged at $0.001 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if it is approved and a Reverse Stock Split is implemented:

Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction

Reverse Stock Split Ratio	Authorized Common Stock	Number of Shares of Common Stock Available for Issuance
None (current)	1,200,000,000	533,388,085
1:25	480,000,000	453,335,523
1:50	240,000,000	226,667,762
1:75	160,000,000	151,111,841
1:100	120,000,000	113,333,881
1:120	100,000,000	94,444,901

(a) The total authorized common stock would be correspondingly decreased at a rate equal to 1/10th of the reverse stock split ratio determined by the Board of Directors. For example, if the Board of Directors implements a 1-for-100 reverse stock split, the total authorized common stock would be reduced at a ratio of 1-for-10 (1/10th of the reverse stock split ratio).

If the Authorized Shares Reduction is not approved, but the Reverse Stock Split is approved and implemented, the authorized number of shares of our common stock would remain unchanged at 1,200,000,000 following the Reverse Stock Split. For additional information regarding the effects of a Reverse Stock Split, see “—Effects of Reverse Stock Split” in Proposal 4.

Other Matters Regarding the Proposals

Effective Date of the Proposals; Conditionality

The proposed Reverse Stock Split and Authorized Shares Reduction, if approved and implemented, would become effective at 5:00 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Nevada, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to as the Effective Date. Except as to fractional shares, effective as of 5:00 p.m., Eastern Time, on the Effective Date, the Reverse Stock Split will combine, automatically and without any action on the part of us or our shareholders, the shares of common stock issued and outstanding immediately prior thereto into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in the Proposal 4. If the Authorized Shares Reduction is approved, effective as of 5:00 p.m., Eastern Time, on the Effective Date, the number of authorized shares of our common stock will be automatically reduced by the formula reflected in the Certificate of Amendment as set forth in Proposal 5.

Our Board of Directors will proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required shareholder approval for the Reverse Stock Split or it is not otherwise implemented on or prior to November 11, 2021, we will not implement the Authorized Shares Reduction even if it is approved. In this regard, the implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the shareholders and implementation of the Reverse Stock Split. The Reverse Stock Split is not conditioned in any way upon the approval by the shareholders of the Authorized Shares Reduction. If we receive the required shareholder approval for the Reverse Stock Split but do not receive the required shareholder approval for the Authorized Shares Reduction, our Board of Directors will retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally from its present amount, based on the actual Reverse Stock Split ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under the Nevada Business Corporation Act with respect to the proposed amendments to our Articles of Incorporation to allow for a Reverse Stock Split and, if the Authorized Shares Reduction is approved, to effect the corresponding Authorized Shares Reduction. We will not independently provide the shareholders with any such right if any Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Shares Reduction that is not shared by all other shareholders.

OTHER MATTERS

Householding

The SEC’s rules permit us to deliver a single Annual Report on Form 10-K and proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings to us. To take advantage of this opportunity, we have delivered only one Annual Report on Form 10-K and proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K and proxy materials, if applicable, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Annual Report on Form 10-K and proxy materials, contact in writing: ISSUER DIRECT CORPORATION, 1981 Murray Holladay Road, Suite 100, SLC UT, 84117 (www.issuerdirect.com) or email Julie.Felix@issuerdirect.com. Any shareholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about “householding” or ISSUER DIRECT CORPORATION at the address or telephone number listed above.

Shareholder Proposals

Deadline for Submission of Shareholder Proposals and Recommendations for Director

Shareholder proposals for inclusion in our proxy materials for the 2021 annual meeting of shareholders must be received by us no later than May 31, 2021. These proposals must also meet the other requirements of the rules of the SEC.

Regarding proposals that shareholders otherwise desire to introduce at our annual meeting in 2020, without inclusion in our proxy statement for that meeting, written notice of such shareholder proposals for such annual meeting must be received by our Secretary and, with respect to proposals for the nomination of directors, should be received by our Board of Directors at 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320, not later than October 21, 2020 and must not have been received earlier than September 5, 2020 in order to be considered timely and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for shareholder action. If a shareholder who wishes to present such a proposal fails to notify us within the specified time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

The notice should set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent of the nominee to be named in the proxy statement and to serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, (iii) any material interest held by the proposing shareholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing shareholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, and (iv) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal. The shareholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us.

Expenses of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our Directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or electronic mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

FINANCIAL MATTERS AND FORM 10-K REPORT

As noted above under “Questions and Answers – How can I access the Company’s proxy materials and annual report on Form 10-K?” we will provide each beneficial owner of our securities with a copy of our Annual Report on Form 10-K including the financial statements and schedules thereto filed with the Securities and Exchange Commission for our most recent fiscal year, without charge upon receipt of a written request from such person. Such request should be sent to: Philip M. Rice II, Chief Financial Officer, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320. Alternatively, the Company’s Annual Report on Form 10-K may be accessed on the Company’s internet website at: https://www.iproxydirect.com/index.php/ZIVO.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2020

The Proxy Statement and the ZIVO Annual Report for the fiscal year ended December 31, 2019 are available at: https://www.iproxydirect.com/index.php/ZIVO.

YOUR VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE
ZIVO BIOSCIENCE, INC.

Appendix A

Certificate of Amendment
to the
Articles of Incorporation of
Zivo Bioscience, Inc.

1. Name of Corporation: Zivo Bioscience, Inc. (the “Corporation”), Entity Number C1851-1983

2. The Articles of Incorporation have been amended as follows:

ARTICLE 4 of the Corporation’s Articles of Incorporation is hereby amended and restated as follows:

ARTICLE 4. The total authorized capital stock of the corporation is [ ]1 shares of Common Stock, with a par value of $0.001. All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have preemptive rights to acquire unissued shares of stock of the Corporation.

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, each [__]2 shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the Corporation or respective holders thereof be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value of $0.001 per share (“Common Stock”) of the Corporation (the “Reverse Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Split shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the OTCQB Market at the close of business on the date of the Effective Time, excluding fractional shares resulting in a cash payment of less than $1.00, which will be forfeited.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: [___]%.

4. Effective date of filing: [                                            ]

5. Signature: _________________________________
     Philip M. Rice, II, Chief Financial Officer

1. Assuming the reverse stock split proposal and the authorized shares reduction proposal are approved by the required shareholder vote and ZIVO’s Board of Directors elects to effect a reverse stock split, the number of shares of ZIVO’s total authorized common stock would be reduced correspondingly, at a rate equal to one-tenth of the reverse stock split ratio determined ZIVO’s Board of Directors (thereby effecting a reduction in ZIVO’s total authorized capital stock). For example, if the Board of Directors implements a 1-for-100 reverse stock split, the total authorized common stock would be reduced at a ratio of 1-for-10 (1/10th of the reverse stock split ratio).

2. This amendment approves the combination of any whole number of shares of ZIVO’s common stock between and including twenty five (25) and one-hundred twenty (120) into one (1) share of ZIVO’s common stock. If the reverse stock split proposal is approved by shareholders, the Certificate of Amendment filed with the Secretary of State of the State of Nevada will include only that reverse stock split ratio determined by ZIVO’s Board of Directors.

PROXY CARD

ZIVO BIOSCIENCES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 11, 2020 AT 10:00AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned shareholder of Zivo Bioscience, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated , 2020. The undersigned hereby appoints Phillip M. Rice II, Chief Financial Officer, and Andrew A. Dahl, Chief Executive Officer, and each of them, as attorneys and proxies with full power of substitution to represent the undersigned at the Annual Meeting of shareholders of the Company to be held in a virtual-only format at the annual meeting will be held in a virtual format only, at https://www.issuerdirect.com/virtual-event/zivo, on November 11, 2020 at 10:00 a.m., EST, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
	INTERNET:	https://www.iproxydirect.com/ZIVO
	PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF ZIVO BIOSCIENCES, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	WITHHOLD
To elect the following person to the Board of Directors to serve until the next annual meeting of shareholders in 2021 and until his/her successor is elected and qualified:
		☐	☐
	Andrew A. Dahl	☐	☐		CONTROL ID:
	Nola E. Masterson	☐	☐		REQUEST ID:
	Robert O. Rondeau, Jr.	☐	☐
	Christopher D. Maggiore	☐	☐
	John B. Payne	☐	☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To approve (on an advisory basis) the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2019.	☐	☐	☐

Proposal 3		EVERY YEAR	EVERY TWO YEARs	EVERY THREE YEARS	ABSTAIN
	To recommend (on an advisory basis) the frequency with which the Company holds a vote regarding the compensation of the Company’s named executive officers:	☐	☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN

To approve an amendment to our Articles of Incorporation, as amended, to effect, at the option of the Board of Directors, a reverse stock split of our commonstock at a reverse stock split ratio ranging from one-for-twenty five (1:25) to one-for-one-hundred twenty (1:120), with the effectiveness of such amendment to be determined by the Board of Directors prior to November 11, 2021.
		☐	☐	☐

Proposal 5		FOR	AGAINST	ABSTAIN

To approve an amendment to our Articles of Incorporation, as amended, authorizing a reduction in the total number of authorized shares of our Common Stock, with the specific number of authorized shares determined by a formula that is based on 1/10th if the ratio utilized for the Reserve Stock Split.
		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ◻
THIS PROXY IS REVOCABLE. WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS REVOKED IN COMPLIANCE WITH THE PROCEDURE DESCRIBED IN THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1, “FOR” THE APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION IN PROPOSAL 2, “EVERY THREE YEARS” FOR THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES IN PROPOSAL 3, “FOR” THE REVERSE STOCK SPLIT IN PROPOSAL 4, AND “FOR THE AUTHORIZED SHARE REDUCTION IN PROPOSAL 5.
MARK HERE FOR ADDRESS CHANGE   ◻ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)